UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2016

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 14, 2016, Orgenesis Inc. (the “Company”) and CureCell Co., Ltd. (“CureCell”) of Korea entered into a Joint Venture Agreement (the “JVA”) pursuant to which the parties will collaborate in the contract development and manufacturing of cell therapy products in Korea. The parties intend to pursue the joint venture through a newly established Korean company (hereinafter the “JV Company”) which the Company by itself, or together with a designee, will hold a 50% participating interest therein, with the remaining 50% participating interest being held by CureCell.

Under the JVA, CureCell is to procure, at its sole expense, a GMP facility and appropriate staff in Korea for the manufacture of the cell therapy products. The Company will share with CureCell the Company’s know-how in the field of cell therapy manufactuing, which know-how will not include the intellectual property included in the license from the Tel Hashomer Hospital in Israel to Orgenesis Ltd., the Company’s subsidiary. In addition, each party shall be required to exert best commercial efforts to carry out, in a timely and professional manner, its respective obligations according to a detailed work plan to be agreed upon by CureCell and Company within no later than 30 days following the execution of the JVA. Under the JVA, the Company and CureCell each undertook to remit, within two years of the execution of the JVA, $2 million to the JV Company, of which $1 million is to be in cash and the balance in an in-kind investment, the scope and valuation of which shall be preapproved in writing by CureCell and the Company. The Company’s funding will be made by way of a convertible loan to the JV Company or the joint venture (if the JV Company is not established). Additionally, the parties agreed to establish a steering committee for the management of the JV Company comprised of five members, two of which are to designated by each of the Company and CureCell and the fifth to be an independent third party industry expert acceptable to each of the Company and CureCell.

The JVA provides that, under certain specified conditions, the Company can require CureCell to sell to the Company its participating (including equity) interest in the JV Company in consideration for the issuance of the Company’s common stock based on the then valuation of the JV Company.

This Current Report on Form 8-K contains forward-looking statements relating to the parties’ collaboration plans. Undue reliance should not be placed on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary

March 18, 2016